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                                                             Exhibit 4.3

[Front of Executive Group Subscription Form]


                            label with name and address and
                            executive group form number



                      Executive Group Subscription Form

       IN ORDER TO SUBSCRIBE FOR SHARES THIS FORM MUST BE COMPLETED AND RETURNED TO THE SUBSCRIPTION AGENT, ALONG WITH PAYMENT FOR SUCH SHARES,
                      ON OR PRIOR TO -----------, 1998.

                  THIS SUBSCRIPTION FORM IS NOT TRANSFERABLE

Dear Executive Group Member:

    This Executive Group Subscription Form is being sent to you by New
America International, Inc., a Maryland corporation ("NAI" or the "Company"), in connection with a public offering of shares of common stock, par value
$.01 per share (the "Shares") of the Company, as described in the enclosed Prospectus dated ------ ---, 1998 (the "Prospectus"), NAI is distributing to its shareholders Rights to purchase an aggregate of 17,101,403 Shares at a subscription price of $2.00 per share (the "Subscription Price"). In connection with this Rights Offering and in recognition of services rendered and to be rendered by the Executive Group to NAI, NAI is giving officers, directors and trustees of NAI and Kranzco Realty Trust the right to subscribe for any Shares which are not purchased pursuant to the Rights Offering ("Excess Shares"). You may elect to subscribe for as many Shares being offered as you desire. However, if the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Executive Group Subscription Privilege, such Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those exercising the Executive Group Subscription Privilege, in proportion to the number of NAI Shares requested pursuant to the Executive Group Subscription Privilege. There is no assurance that you will receive any Shares for which you subscribe.

     In order to subscribe for Shares in connection with this offering, please complete the Subscription Section on the reverse side of this Form and submit it to the Subscription Agent along with payment for the Shares. The terms and conditions of this offering of Shares is set forth in the accompanying Prospectus, which is incorporated herein by reference. If you are allocated none of, or less than all of, the Shares of which you subscribed, the excess funds paid by you for Shares not issued shall be returned by mail without interest or deduction as soon as practicable after the closing date.

    If you have any questions about completing this Subscription Form please call the Subscription Agent at (800) 829-8432.

NEW AMERICA INTERNATIONAL, INC.

By--------------------------
  Jeffrey M. Finn, President

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MEMBERS OF THE EXECUTIVE GROUP WHO ARE RESIDENTS OF THE STATE OF CALIFORNIA
(OTHER THAN "QUALIFIED PURCHASERS"), FLORIDA, MARYLAND, NORTH DAKOTA,
SOUTH DAKOTA AND TEXAS ARE NOT ELIGIBLE TO PARTICIPATE IN THE CONCURRENT OFFERING. SEE ENCLOSED INSTRUCTIONS FOR A DEFINITION OF "QUALIFIED PURCHASER."

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[Back of Executive Group Subscription Form]

PLEASE WRITE YOUR EXECUTIVE GROUP FORM NUMBER WHICH IS LISTED ON THE LOWER LEFT CORNER OF THE LABEL INCLUDED ON THE FRONT OF THIS FORM, IN YOUR CHECK, BANK DRAFT, OR MONEY ORDER.

DETAILS OF SUBSCRIPTION -- PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
-----------------------

I WISH TO SUBSCRIBE FOR THE NUMBER OF SHARES LISTED BELOW:


----------------------------------X $2.00 = $----------------------------------
(Number of shares - whole number only)         (Amount of Subscription Price)


HOLDER REPRESENTATIONS -- If you wish to purchase NAI Shares you must complete this section.

1. Check the box if you are not a resident of Florida, Maryland, North Dakota, South Dakota or Texas
   / / -residents of these states are not eligible to participate in "The Concurrent Offering."

2. Are you a resident of California?  / / Yes  / / No
   If you answered "yes" please fill out number 3.

3. California Residents: Do you hereby make the California Representations that you are a "Qualified Purchaser" as set forth in the Instructions enclosed herewith? / / Yes / / No

FORM OF PAYMENT
---------------

The completed Subscription Form and payment in full for the Subscription Price, payable in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to "First Union National Bank, as Subscription Agent" should be mailed or delivered to the Subscription Agent as follows:


By Regular Mail:                                 By Overnight Courier:


First Union National Bank                      First Union National Bank
1525 West W.T. Harris Boulevard, 3C3     1525 West W.T. Harris Boulevard, 3C3
Charlotte, North Carolina 28288-1153        Charlotte, North Carolina 28262
    Telephone: (800) 829-8432                  Telephone: (800) 829-8432

New York Drop:                                Facsimile Transmission:
                                                   (704) 590-7628

     First Union National Bank
40 Broad Street - 5th Floor, Suite 5500
     New York, New York 10004


If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, persons who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

Payment may also be made by wire transfer directly to the Excrow Account maintained by First Union National Bank, as Subscription Agent, at First
Union National Bank, ABA ROUTING # 0530-00219, for Credit G/L Account
#465946, Further credit: NAI RIGHTS OFFERING, Attn: Mike Klotz (704) 590-7408. Check here if payment will be made by wire transfer: / /

GENERAL
-------

    Delivery other than as set forth above will not constitute a valid delivery,

    I acknowledge that I have received the Prospectus and that I am a member of the Executive Group. I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions set forth in this Prospectus.

    I understand that in order to subscribe for Shares I must properly complete and duly execute this Subscription form and deliver this Subscription Form together with payment of the full Subscription Price to the Subscription Agent.


SIGNATURE OF
 SUBSCRIBER:-------------------------------------

TELEPHONE NUMBER: (  )-----------------(daytime)
                         AREA CODE

TELEPHONE NUMBER: (  )-----------------(evening)
                         AREA CODE

Address for delivery of Shares if other than as shown on front:--------------

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